Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Prospectus, which is part of the Registration Statement of Real Paper Displays, Inc. on Form SB-2, of our report dated March 16, 2007 on our audit of the financial statements of Real Paper Displays, Inc., from May 11, 2006 (inception) through December 31, 2006. We also consent to the use of KMJ Corbin & Company LLP’s name as it appears under the caption “Experts.”

/s/ KMJ Corbin & Company LLP

KMJ Corbin & Company LLP

Irvine, California
May 14, 2007